Nicor Gas
                                                                   Form 8-K
                                                                   Exhibit 99.1




FOR IMMEDIATE RELEASE                  FOR MORE INFORMATION
October 5, 2005                        Financial Contact:  Mark Knox, re: N-946
                                                           630 388-2529

                                       Media Contact:      Don Ingle
                                                           630 388-2939

NICOR GAS PLACES NEW RATES IN EFFECT

Naperville, IL - Nicor Inc. (NYSE: GAS) today announced that its gas distribution company, Nicor Gas, yesterday filed tariffs that have been accepted by the Chief Clerk of the Illinois Commerce Commission (ICC) and that allowed Nicor Gas to put new rates into effect. These tariffs result in a base rate increase of approximately $48.8 million. Nicor Gas had earlier filed, on September 30th, tariffs that it believed complied with the ICC's recent order granting Nicor Gas a base rate increase of $54.2 million. However, the Chief Clerk of the ICC purported to reject those tariff sheets as not in compliance with the ICC's rate order. Today, Nicor Gas filed a motion requesting a ruling from the ICC that the tariffs filed on September 30, 2005, do comply with the ICC's rate order. If the motion is granted, an additional rate adjustment will be made to set rates at the levels as originally filed under Nicor Gas' September 30th tariff filing. In addition, because that order shifts certain revenues and credits between base rates and the purchase gas adjustment rider, the company estimates that the actual net revenue increase will be about $29.3 million under the tariffs that have been placed into effect and $34.7 million if Nicor Gas' motion is granted.

Nicor Inc. (NYSE: GAS) is a holding company and is a member of the Standard and Poor's 500 Index. Its principal businesses are Nicor Gas, one of the nation's largest natural gas distribution companies, and Tropical Shipping, a containerized shipping business serving the Caribbean region and the Bahamas. Nicor also owns and has an equity interest in several energy-related businesses. For more information, visit the Nicor Web site at www.nicor.com.

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Caution Concerning Forward-Looking Statements
---------------------------------------------

This document includes certain forward-looking statements about the expectations of Nicor and its subsidiaries and affiliates. Although Nicor believes these statements are based on reasonable assumptions, actual results may vary materially from stated expectations. Such forward-looking statements may be identified by the use of forward-looking words or phrases such as "anticipate," "believe," "expect," "intend," "may," "planned," "potential," "should," "will," "would," "project," "estimate," or similar phrases. Actual results may differ materially from those indicated in the company's forward-looking statements due to the direct or indirect effects of legal contingencies (including litigation) and the resolution of those issues, including the effects of an Illinois Commerce Commission (ICC) review and Securities and Exchange Commission (SEC) and U.S. Attorney inquiries, and undue reliance should not be placed on such statements. Other factors that could cause materially different results include, but are not limited to, weather conditions; natural gas and other fuel prices; fair value accounting adjustments; inventory valuation; health care costs; insurance costs or recoveries; legal costs; borrowing needs; interest rates; credit conditions; economic and market conditions; tourism and construction in the Bahamas and Caribbean region; energy conservation; legislative and regulatory actions; tax rulings or audit results; asset sales; significant unplanned capital needs; future mercury-related charges or credits; changes in accounting principles, interpretations, methods, judgments or estimates; performance of major suppliers and contractors; labor relations; and acts of terrorism.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of this date. Nicor undertakes no obligation to publicly release any revision to these forward-looking statements to reflect events or circumstances after the date of this filing.

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